UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) 2013 EMT Annual Incentive Plan. On February 21, 2013, the Board, upon recommendation from the Compensation Committee, approved the Crown Castle 2013 EMT Annual Incentive Plan (“2013 Incentive Plan”) for the Company’s executive management team (“EMT”), including W. Benjamin Moreland, the Company’s President and Chief Executive Officer and the Company’s other executive officers. The 2013 Incentive Plan is intended to provide incentives to members of the Company’s EMT in the form of cash payments for achieving certain performance goals established under the 2013 Incentive Plan. Under the 2013 Incentive Plan, each eligible participant has an assigned target incentive level, expressed as a percentage of base salary. Depending on the achievement of specified levels of corporate and business unit financial performance goals and individual performance goals, each eligible participant may earn a multiple of the target incentive. The Board’s approval of the 2013 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2013 Incentive Plan at any time. A copy of the 2013 Incentive Plan is filed as Exhibit 10.1 to this Form 8-K.

Executive Officer Compensation. On February 21, 2013, the Board, upon recommendation from the Compensation Committee, approved the following base salaries, annual incentives and restricted stock awards (“RSAs”) with respect to the following executive officers of the Company:

Name and Principal Position	2013 Base Salary ($)	2012 Annual Incentive ($)	2013 Time Vest RSAs (Shares)	2013 Performance RSAs (Shares)
W. Benjamin Moreland	$850,000	$1,171,763	25,156	109,510
President and Chief Executive Officer

Jay A. Brown	$478,284	$532,287	10,093	43,938
Senior Vice President, Chief Financial Officer and Treasurer

James D. Young	$475,861	$529,441	10,042	43,715
Chief Operating Officer

E. Blake Hawk	$439,395	$433,394	6,785	29,535
Executive Vice President and General Counsel

Patrick Slowey	$386,783	$445,663	4,977	21,666
Senior Vice President & Chief Commercial Officer

The terms of the 2013 Time Vest RSAs shown in the table above provide that one-third of the shares underlying such RSAs vest (i.e., the forfeiture and transfer restrictions lapse) on February 19 of each of 2014, 2015 and 2016.

The terms of the 2013 Performance RSAs shown in the table above provide for 0% to 100% of the shares underlying such RSAs to vest on February 19, 2016 (“Price Performance Date”) based upon the highest average closing price per share of the Company’s common stock (“Common Stock”) for 20 consecutive trading days during the period commencing August 24, 2015 and ending on (and including) the Price Performance Date (“Highest Average Price”). If the Highest Average Price achieved equals $78.72*, $90.51* or $103.42*, then the percentage of the 2013 Performance RSAs which vests on the Price Performance Date is 33 1/3%, 66 2/3% or 100%, respectively. If the Highest Average Price achieved falls between $78.72*, $90.51* and $103.42*, then the percentage of 2013 Performance RSAs which vests is determined on a pro rata basis as follows:

Highest Average Price*	Percentage of 2012 Performance RSA Shares Vesting
$78.72	33 1/3%
Between $78.72 and $90.51	Between 33 1/3% and 66 2/3% (an additional increase of approximately 2.83% for each $1.00 increase in the Highest Average Price above $78.72)
$90.51	66 2/3%
Between $90.51 and $103.42	Between 66 2/3% and 100% (an additional increase of approximately 2.58% for each $1.00 increase in the Highest Average Price above $90.51)
$103.42 and above	100%

In addition, if the closing share price of the Common Stock (“Closing Price”) is at or above $78.72* on the Price Performance Date and none of the vesting criteria described above has yet been satisfied, then 33 1/3% of the 2013 Performance RSAs will vest if and upon the closing share price of the Common Stock being at or above $78.72* for a period of 20 consecutive trading days that includes the Price Performance Date.

The 2013 Time Vest RSAs and 2013 Performance RSAs were granted pursuant to the Company’s 2004 Stock Incentive Plan, as amended (“2004 Stock Incentive Plan”). A form of standard Restricted Stock Agreement generally used for the Company’s 2004 Stock Incentive Plan is filed as Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

*	The Highest Average Price and the Closing Price targets are subject to adjustment to reflect stock splits, stock and cash dividends and other distributions or restructurings.

Non-employee Director Equity Compensation. On February 21, 2013, the Board also approved an annual equity grant of shares of Common Stock to the non-employee directors of the Board. A summary of the current components of compensation for non-employee members of the Board, including the equity grants approved on February 21, 2013, is attached as Exhibit 10.2 to this report.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	2013 EMT Annual Incentive Plan

10.2	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: February 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	2013 EMT Annual Incentive Plan

10.2	Summary of Non-Employee Director Compensation

4